UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado		80202
(Address of principal executive office)		(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 31, 2012, Bill Barrett Corporation (the “Company”) entered into a purchase and sale agreement (the “Agreement”) with an affiliate of Vanguard Natural Resources, LLC for the sale of certain of the Company’s non-core natural gas assets including all Wind River Basin natural gas producing properties, the Company’s Powder River Basin coal bed methane (“CBM”) assets and a working interest in its Gibson Gulch-Piceance Basin development property. Total consideration, prior to customary closing adjustments, is $335.0 million. The transaction is expected to close by December 31, 2012, subject to customary closing conditions.

The transaction includes the sale of an initial 18% working interest in the Gibson Gulch assets that progresses to a 26% interest in 2016, and the Company will retain operatorship of that area. The transaction proceeds will be adjusted at closing from an effective date of October 1, 2012. At closing, the transaction will include a total of approximately 254,000 net acres of leasehold interests, predominantly in the Wind River and Powder River basins. The Company retains all of its leasehold interests in its Powder River Basin Deep stacked oil play.

The foregoing is not a complete description of all the terms and provisions of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On November 1, 2012, the Company issued a press release announcing the Company has entered into the purchase and sale agreement described in Item 1.01. The press release concerning this purchase and sale agreement is attached as Exhibit 99 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

2	Purchase and Sale Agreement, dated October 31, 2012. The Purchase and Sale Agreement contains a list briefly identifying the contents of all exhibits and schedules to the agreement, which are omitted from this filing. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

99	Press release, dated November 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2012	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Executive Vice President—General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2	Purchase and Sale Agreement, dated October 31, 2012. The Purchase and Sale Agreement contains a list briefly identifying the contents of all exhibits and schedules to the agreement, which are omitted from this filing. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

99	Press release, dated November 1, 2012

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